SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 19, 2015, TransDigm Group Incorporated (NYSE: TDG) completed the acquisition of PneuDraulics, Inc. for approximately $325 million in cash, subject to adjustment (the “Acquisition”). The execution of the purchase agreement relating to the Acquisition was previously reported on Form 8-K filed on July 28, 2015.

Item 7.01	Regulation FD Disclosure

A copy of the August 19, 2015 press release announcing the completion of the Acquisition is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release issued August 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
Terrance M. Paradie
Executive Vice President and
Chief Financial Officer

Date: August 19, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued August 19, 2015.